Exhibit 99.1

Hyperfine Reports Fourth Quarter and Full Year 2021 Financial Results

GUILFORD, Connecticut, March 23, 2022 (GLOBE NEWSWIRE) – Hyperfine (Nasdaq: HYPR), the groundbreaking medical device company that created Swoop®, the world's first FDA-cleared portable MRI system™, today announced fourth quarter and full year 2021 financial results and provided a business update.

“2021 was an incredible year at Hyperfine. We accelerated our Swoop launch by installing 23 commercial systems and over 50 total systems*, secured an experienced management team and Board of Directors, raised over $160 million in gross proceeds from our business combination, transitioned to a public company, and created several new opportunities for research at top clinical institutions while expanding our sales presence around the globe,” said Dave Scott, Chief Executive Officer and President of Hyperfine. “We look forward to continued success as we grow our impact in the field of medical imaging and diagnostics.”

Fourth Quarter 2021 Financial Results

•
Revenues for the fourth quarter of 2021 were $0.436 million, compared to $0.207 million in the fourth quarter of 2020.
•
Gross margin for the fourth quarter of 2021 was $(0.453) million, compared to $(0.196) million in the fourth quarter of 2020.
•
Research and development expenses for the fourth quarter of 2021 were $8.893 million, compared to $3.551 million in the fourth quarter of 2020.
•
Sales, general, and administrative expenses for the fourth quarter of 2021 were $16.741 million, compared to $3.113 million in the fourth quarter of 2020.
•
Net loss for the fourth quarter was $26.085 million, equating to a net loss of $2.73 per share, as compared to a net loss of $6.862 million, or a net loss of $4.45 per share, for the same period of the prior year.

Full Year 2021 Financial Results

•
Revenues for the full year 2021 were $1.496 million, compared to $0.294 million in 2020.
•
Gross margin for the full year 2021 was $(1.167) million, compared to $(0.477) million in 2020.
•
Research and development expenses for the full year 2021 were $25.842 million, compared to $14.593 million in 2020.
•
Sales, general, and administrative expenses for full year 2021 were $37.859 million, compared to $8.421 million in 2020.
•
Net loss for the full year was $64.851 million, equating to a net loss of $17.57 per share, as compared to a net loss of $23.427 million, or a net loss of $15.38 per share, for the prior year.
•
Cash and cash equivalents totaled $188.498 million as of December 31, 2021.

* The Swoop total installed base consists of three components: Commercial system installations (which make up total revenue), grant fulfillment installations, and research unit installations. The Swoop total installed base (or total installed units) is the number of Swoop devices deployed to hospitals, other healthcare providers, and research institutions. We view the total installed base as a key metric of the growth of our business and is measured from period over period.

2022 Financial Guidance

•
Management expects revenue for the full year 2022 to be $10 to $12 million.
•
Management expects 50 to 60 commercial units installed in 2022.

Conference Call

Hyperfine will host a conference call at 4:30 p.m. ET on Wednesday, March 23, 2022, to discuss its fourth quarter and full year 2021 financial results and to provide a business update. The call may be accessed through an operator by dialing (888) 708-1168 for domestic callers or (630) 652-5889 for international callers, using conference ID 8268432. A live and archived webcast of the event will be available at https://investors.hyperfine.io/.

About Hyperfine

Hyperfine, Inc. is the groundbreaking medical device company that created Swoop®, the world’s first FDA-cleared portable MRI system. Hyperfine designed Swoop to enable rapid diagnoses and treatment for every patient regardless of income, resources, or location, pushing the boundaries of conventional imaging technology and expanding patient access to life-saving care. The Swoop Portable MR Imaging System™ produces high-quality images at a lower magnetic field strength, allowing clinicians to quickly scan, diagnose, and treat patients in various clinical settings. Swoop can be wheeled directly to the patient’s bedside, plugged into a standard electrical wall outlet, and controlled by an iPad®. Designed as a complementary system to conventional MRIs at a fraction of the cost, Swoop captures images in minutes, providing critical decision-making capabilities in emergency departments, operating rooms outside the sterile field, and intensive care units, among others.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Hyperfine’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations about Hyperfine’s financial and operating results, the benefits of Hyperfine’s products and services, and Hyperfine’s future performance and its ability to implement its strategy. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of Hyperfine’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the success, cost and timing of Hyperfine product development and commercialization activities, including the degree that Swoop is accepted and used by healthcare professionals; the impact of COVID-19 on Hyperfine’s business; the inability to maintain the listing of Hyperfine’s Class A common stock on the Nasdaq following the recently completed business combination; the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and Hyperfine’s ability to grow and manage growth profitably and retain its key employees; changes in applicable laws or regulations; the inability of Hyperfine to raise financing in the future; the inability of Hyperfine to obtain and maintain regulatory clearance or approval for its products, and any related restrictions and limitations of any cleared or approved product; the inability of Hyperfine to identify, in-license or acquire additional technology; the inability of Hyperfine to maintain its existing or future license, manufacturing, supply and distribution agreements; the inability of Hyperfine to compete with other companies currently marketing or engaged in the development of products and services that Hyperfine is currently marketing or developing; the size and growth potential of the markets for Hyperfine’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of Hyperfine’s products and services and reimbursement for medical procedures conducted using Hyperfine’s products and services; Hyperfine’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; Hyperfine’s financial performance; and other risks and uncertainties indicated from time to time in Hyperfine’s filings with the Securities and Exchange Commission, including those under “Risk Factors” therein. Hyperfine cautions readers that the foregoing list of factors is not exclusive and that readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Hyperfine does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Hyperfine Contact

Emily Barnes
APCO Worldwide
ebarnes@apcoworldwide.com

Investor Contact
Marissa Bych
Gilmartin Group LLC
investors@hyperfine.io

HYPERFINE, INC. AND SUBSIDIARIES

COMBINED AND CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(Unaudited)

	December 31,
	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$188,498	$62,676
Restricted cash	2,662	1,610
Accounts receivable, net	553	174
Unbilled receivables	91	—
Inventory	4,310	1,718
Prepaid expenses and other current assets	1,357	691
Due from related parties	14	1,465
Total current assets	$197,485	$68,334
Property and equipment, net	3,753	1,904
Other assets - related party	—	1,244
Other long term assets	1,235	44
Total assets	$202,473	$71,526
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$2,248	$948
Deferred grant funding	2,662	1,610
Deferred revenue	730	158
Due to related parties	1,981	136
Accrued expenses and other current liabilities	8,115	1,264
Total current liabilities	$15,736	$4,116
Long term notes payable	—	178
Long term deferred revenue	510	—
Total liabilities	$16,246	$4,294
COMMITMENTS AND CONTINGENCIES
CONVERTIBLE PREFERRED STOCK
Hyperfine convertible preferred stock (Series A, B, C and D): $.0001 par value, aggregate liquidation preference of $0 and $147,651; 0 and 129,788,828 shares authorized; 0 and 95,010,858 shares issued and outstanding at December 31, 2021 and 2020, respectively	—	128,286
STOCKHOLDERS' EQUITY (DEFICIT):
Class A Common stock, $.0001 par value; 600,000,000 and 130,000,000 shares authorized; 55,277,061 and 1,576,137 shares issued and outstanding at December 31, 2021 and 2020, respectively	5	—
Class B Common stock, $.0001 par value; 27,000,000 and 0 shares authorized; 15,055,288 and 0 shares issued and outstanding at December 31, 2021 and 2020, respectively	2	—
Additional paid-in capital	322,540	10,415
Accumulated deficit	(136,320)	(71,469)
Total stockholders' equity (deficit)	$186,227	$(61,054)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)	$202,473	$71,526

HYPERFINE, INC. AND SUBSIDIARIES

COMBINED AND CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Sales
Device	$194	$123	$715	$200
Service	242	84	781	94
Total sales	$436	$207	$1,496	$294
Cost of sales
Device	$638	$395	$2,058	$763
Service	251	8	605	8
Total cost of sales	$889	$403	$2,663	$771
Gross margin	(453)	(196)	(1,167)	(477)
Operating Expenses:
Research and development	$8,893	$3,551	$25,842	$14,593
General and administrative	12,149	2,140	27,497	5,921
Sales and marketing	4,592	973	10,362	2,500
Total operating expenses	25,634	6,664	63,701	23,014
Loss from operations	$(26,087)	$(6,860)	$(64,868)	$(23,491)
Interest income	$5	$4	$18	$70
Other expense, net	(3)	(6)	(1)	(6)
Loss before provision for income taxes	$(26,085)	$(6,862)	$(64,851)	$(23,427)
Provision for income taxes	—	—	—	—
Net loss and comprehensive loss	$(26,085)	$(6,862)	$(64,851)	$(23,427)
Net loss per common share attributable to common stockholders, basic and diluted	$(2.73)	$(4.45)	$(17.57)	$(15.38)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	9,542,320	1,543,143	3,690,523	1,523,096

HYPERFINE, INC. AND SUBSIDIARIES

COMBINED AND CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net loss	$(26,085)	$(6,862)	$(64,851)	$(23,427)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	337	85	726	289
Stock-based compensation expense	3,770	260	6,901	1,117
Write-down of inventory	56	50	75	213
Write-off of other assets - related party	984	—	984	—
Sales under sales type leases	—	(46)	—	(46)
Payments received on net investment in lease	3	2	10	2
Changes in assets and liabilities:
Accounts receivable	387	(116)	(379)	(174)
Unbilled receivables	(43)	—	(91)	—
Inventory	(1,603)	(527)	(2,667)	(1,931)
Prepaid expenses and other current assets	2,243	(115)	(666)	146
Due from related parties	(1)	(1,160)	1,451	(782)
Other assets - related party	102	52	260	226
Prepaid inventory	—	2	—	651
Other long term assets	(587)	—	(1,201)	—
Accounts payable	(2,487)	(265)	1,436	(377)
Deferred grant funding	(805)	—	1,052	1,610
Deferred revenue	126	103	1,082	158
Due to related parties	647	25	1,845	27
Accrued expenses and other current liabilities	4,821	698	6,851	773
Net cash used in operating activities	$(18,135)	$(7,814)	$(47,182)	$(21,525)
Cash flows from investing activities:
Purchases of fixed assets	(975)	(773)	(2,711)	(1,568)
Net cash used in investing activities	$(975)	$(773)	$(2,711)	$(1,568)
Cash flows from financing activities:
Proceeds from exercise of stock options	35	56	1,497	120
Proceeds from issuance of Series D convertible preferred stock	—	59,769	30,468	59,769
Stock issuance costs related to Series D convertible preferred stock	—	(129)	(7)	(129)
Proceeds from issuance of notes payable	—	—	—	1,067
Repayment of notes payable	(178)	(889)	(178)	(889)
Investment from 4Bionics, LLC	—	500	3,516	1,000
Net proceeds from equity infusion from the Business Combination	141,471	—	141,471	—
Net cash provided by financing activities	$141,328	$59,307	$176,767	$60,938
Net increase in cash and cash equivalents and restricted cash	122,218	50,720	126,874	37,845
Cash, cash equivalents and restricted cash, beginning of period	68,942	13,566	64,286	26,441
Cash, cash equivalents and restricted cash, end of period	$191,160	$64,286	$191,160	$64,286
Reconciliation of cash, cash equivalents, and restricted cash reported in the statement of financial position
Cash and cash equivalents	$188,498	$62,676	$188,498	$62,676
Restricted cash	2,662	1,610	2,662	1,610
Total cash, cash equivalents and restricted cash	$191,160	$64,286	$191,160	$64,286
Supplemental disclosure of cash flow information:
Cash received from exchange of research and development tax credits	$50	$-	$374	$261
Supplemental disclosure of noncash information:
Noncash acquisition of fixed assets	$—	$136	$—	$136